Exhibit 99.1

Oaktree Capital Group, LLC Announces Second Quarter 2012 Financial Results

As of or for the quarter ended June 30, 2012:

•

Assets under management were $78.7 billion and management fee-generating assets under management were $66.3 billion, as compared with $79.5 billion and $63.9 billion, respectively, as of June 30, 2011.

•	Oaktree Opportunities Fund IX reached $4.6 billion in committed capital, with $3.4 billion of new commitments received in the quarter.

•	Per Class A unit, fee-related earnings were $0.41, distributable earnings were $1.02, adjusted net income was $0.89 and economic net income was $0.60.

•	GAAP net income attributable to Oaktree Capital Group, LLC was $24.7 million.

•	Oaktree declares a quarterly distribution of $0.79 per Class A unit.

LOS ANGELES, CA. August 7, 2012 - Oaktree Capital Group, LLC (NYSE: OAK) today reported its unaudited financial results for the quarter ended June 30, 2012.

For the second quarter of 2012, adjusted net income (“ANI”) was $165.5 million on segment revenues of $341.1 million, as compared with ANI of $141.0 million on segment revenues of $300.3 million for the second quarter of 2011. Management fees, incentive income and investment income each rose as compared with the year-earlier quarter. Management fees produced fee-related earnings of $82.2 million, which together with net incentive income and receipts of investment income contributed to the quarter’s distributable earnings of $176.4 million and resulted in the declaration of a distribution of $0.79 per Class A unit.

Howard Marks, Chairman, said, “I am very pleased with our initial quarter as a public company. I feel we continued to demonstrate the same focus on delivering superior returns and service to our clients as has been our priority since Oaktree’s founding. The benefits of that focus were evident in the quarter’s strong fundraising, profitable fund realizations and overall market-value gains during a down quarter for equity markets. Equally important were the strides we took in enhancing our global platform and developing additional investment strategies for our clients.”

In addition to ANI, Oaktree calculates economic net income (“ENI”) to facilitate comparability with other alternative asset managers that use ENI as their profit measure. Unlike ANI, ENI measures incentive income based on current market values, not realizations. ENI for the second quarter of 2012 was $103.6 million.

GAAP-basis results for the quarter ended June 30, 2012 included net income attributable to Oaktree Capital Group, LLC of $24.7 million.

In May, Oaktree conducted its second closing for Oaktree Opportunities Fund IX, L.P. (“Opps IX”), a distressed debt closed-end fund. As of June 30, 2012, Opps IX had total capital commitments of $4.6 billion, with an additional $300 million in pending commitments. Opps IX is not anticipated to commence its investment period–and therefore start generating management fees or be included in management fee-generating assets under management–before January 2013. Aggregate uncalled capital commitments across all Oaktree funds were $13.7 billion as of June 30, 2012.

During the second quarter, Oaktree launched fundraising for two new closed-end funds: Oaktree Real Estate Opportunities Fund VI, L.P. (“ROF VI”) and the Oaktree Enhanced Income Fund, L.P. (“EIF”). ROF VI has a committed capital target of $1.5 billion-plus, with a first close anticipated later this year. EIF will invest in senior loan assets on a leveraged basis and has a total fund size target of about $1.5 billion, including leverage. EIF’s first close will be held this month, with its investment period expected to start next month.

As announced on July 25, 2012, Oaktree also plans to launch a new Emerging Market Opportunities investment strategy focused on distressed and dislocated corporate and sovereign debt, led by recently hired portfolio manager Julio Herrera.

The table below presents unaudited: (a) fee-related earnings, distributable earnings, adjusted net income and economic net income, in each case for both the Operating Group and per Class A unit; and (b) assets under management and accrued incentives (fund level) data. Please refer to the Glossary for certain definitions.

	As of or for the Three Months Ended June 30,		As of or for the Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands, except per unit data or as otherwise indicated)

Segment Results:
Fee-related earnings	$82,213	$69,125	$162,490	$155,822
Fee-related earnings-OCG per Class A unit	0.41	0.30	0.82	0.70
Distributable earnings	176,355	170,280	313,684	329,727
Distributable earnings-OCG per Class A unit	1.02	0.91	1.73	1.71
Adjusted net income	165,510	141,022	339,142	348,376
Adjusted net income-OCG per Class A unit	0.89	0.69	1.79	1.83
Economic net income	103,637	97,983	382,028	495,562
Economic net income-OCG per Class A unit	0.60	0.43	1.94	2.76

Operating Metrics:

Assets under management (in millions):
Assets under management	$78,713	$79,519	$78,713	$79,519
Management fee-generating assets under management	66,311	63,869	66,311	63,869
Incentive-creating assets under management	35,996	37,275	35,996	37,275
Uncalled capital commitments	13,737	12,661	13,737	12,661
Accrued incentives (fund level):
Incentives created (fund level)	(9,116)	33,699	256,046	467,450
Incentives created (fund level), net of associated incentive income compensation expense	(589)	20,941	158,846	275,426
Accrued incentives (fund level)	1,751,326	2,296,087	1,751,326	2,296,087
Accrued incentives (fund level), net of associated incentive income compensation expense	1,070,597	1,313,769	1,070,597	1,313,769

Note: Oaktree discloses in this earnings release certain financial measures, including fee-related earnings, fee-related earnings-OCG per Class A unit, distributable earnings, distributable earnings-OCG per Class A unit, adjusted net income, adjusted net income-OCG per Class A unit, economic net income and economic net income-OCG per Class A unit, that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States (“non-GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented in Exhibit A hereto. All information in this earnings release gives effect to the conversion of our previously outstanding 13,000 Class C units into Class A units on a one-for-one basis before the initial public offering of our Class A units.

Operating Metrics

Assets under management

Assets under management (“AUM”) were $78.7 billion as of June 30, 2012, as compared with $77.9 billion as of March 31, 2012 and $79.5 billion as of June 30, 2011. The $0.8 billion increase in the second quarter of 2012 primarily reflected $3.5 billion in new capital commitments to closed-end funds, which more than offset $2.7 billion of distributions to investors in closed-end funds. New capital commitments included $3.4 billion committed to our new distressed debt fund, Opps IX.

The $0.8 billion decrease over the year since June 30, 2011 was attributable primarily to aggregate distributions of $8.8 billion to investors in our closed-end funds and $1.2 billion in net outflows from open-end funds, partially offset by new capital commitments of $8.7 billion to closed-end funds.

OCM Opportunities Fund VIIb, L.P. (“Opps VIIb”), which commenced its liquidation period in May 2011, accounted for $0.9 billion and $4.9 billion of the distributions for the three-month and twelve-month periods ended June 30, 2012, respectively.

Management fee-generating assets under management

Management fee-generating assets under management (“management fee-generating AUM”) were $66.3 billion as of June 30, 2012, as compared to $68.0 billion as of March 31, 2012 and $63.9 billion as of June 30, 2011. Of the $1.7 billion decrease in the second quarter, $1.5 billion resulted from asset sales by closed-end funds in liquidation.

As compared to June 30, 2011, management fee-generating AUM increased $2.4 billion, primarily as a result of $7.4 billion in capital commitments to new closed-end funds entering their investment period more than offsetting a $4.8 billion decline attributable to closed-end funds in liquidation and $1.4 billion in net outflows across open-end and evergreen funds. The $7.4 billion of capital commitments arising from new closed-end funds included Oaktree European Principal Fund III, L.P. (“EPF III”), with €3.1 billion ($4.0 billion), Oaktree Opportunities Fund VIIIb, L.P. (“Opps VIIIb”), with $2.6 billion, and Oaktree Real Estate Opportunities Fund V, L.P. (“ROF V”), with $0.8 billion of additional commitments during the period.

Incentive-creating assets under management

Incentive-creating assets under management (“incentive-creating AUM”) were $36.0 billion as of June 30, 2012, as compared with $36.6 billion as of March 31, 2012 and $37.3 billion as of June 30, 2011. The $0.6 billion decrease in the quarter primarily reflected the excess of distributions over drawn capital by closed-end funds. As compared to June 30, 2011, incentive-creating AUM decreased $1.3 billion, due to closed-end fund distributions exceeding drawdowns. Of the $36.0 billion in incentive-creating AUM as of June 30, 2012, $22.0 billion, or 61.1%, was generating incentives at the fund level.

Accrued incentives (fund level) and incentives created (fund level)

Accrued incentives (fund level) amounted to $1.8 billion as of June 30, 2012, as compared with $1.9 billion as of March 31, 2012 and $2.3 billion as of June 30, 2011. The $0.1 billion decrease in the quarter resulted from the recognition of a nearly equal amount of segment incentive income. The $0.5 billion decrease from June 30, 2011 reflected $0.2 billion of segment incentive income recognized and $(0.3) billion of incentives created (fund level), with the negative direction of the latter reflecting the sharp downturn in financial markets in the third quarter of 2011.

Net of incentive income compensation expense, accrued incentives (fund level) amounted to $1.1 billion, $1.1 billion and $1.3 billion as of June 30, 2012, March 31, 2012 and June 30, 2011, respectively.

Uncalled capital commitments

Uncalled capital commitments amounted to $13.7 billion as of June 30, 2012, as compared with $12.1 billion as of March 31, 2012 and $12.7 billion as of June 30, 2011.

Segment Results

Revenues

Total segment revenues increased $40.8 million, or 13.6%, to $341.1 million for the second quarter of 2012 from $300.3 million for the second quarter of 2011, as a result of growth of $9.4 million in management fees, $21.7 million in incentive income and $9.7 million in investment income.

Management fees

Management fees increased $9.4 million, or 5.2%, to $188.8 million for the second quarter of 2012 from $179.4 million in the prior-year quarter. The increase reflected $29.9 million in quarterly management fees from new commitments to closed-end funds and a decline of $18.4 million in fees attributable to closed-end funds in liquidation. Funds that accounted for the majority of the new capital commitments were Opps VIIIb and EPF III. Of the funds in liquidation, Opps VIIb accounted for $10.1 million of the decline. During the second quarter of 2012, closed-end funds accounted for $148.2 million, or 78.5%, of total management fees.

Incentive income

Incentive income increased $21.7 million, or 20.2%, to $129.0 million for the second quarter of 2012, as compared with $107.3 million for the prior-year period. Of the $129.0 million, $66.6 million was attributable to our real estate strategy’s sale of cell-tower company Mobilitie. An additional $42.1 million of incentive income in the second quarter of 2012 was attributable to tax distributions, entirely from Opps VIIb. Of the $107.3 million of incentive income in the quarter ended June 30, 2011, $97.4 million represented tax distributions, almost entirely from Opps VIIb.

Investment income

Investment income increased $9.7 million, or 71.9%, to $23.2 million for the second quarter of 2012 from $13.5 million for the second quarter of 2011. The increase reflected a higher blended overall return on an 8.7% larger average invested balance, with the current-year quarter’s income arising principally from distressed debt, real estate, control investing and Oaktree’s minority equity investment in DoubleLine Capital LP.

Expenses

Compensation and benefits for the second quarter of 2012 amounted to $80.3 million, a decrease of $3.6 million, or 4.3%, from the second quarter of 2011. The decrease reflected a $7.5 million favorable variance in the quarterly adjustment for our phantom equity liability. The adjustment for this liability is primarily a function of the change in the trading price of our Class A units, which rose 18.6% in the second quarter of 2011 and fell 23.2% in the second quarter of 2012. Excluding this phantom equity effect, compensation and benefits increased $3.9 million, or 4.6%. Headcount, primarily in non-investment areas, grew 11.7% between June 30, 2011 and June 30, 2012.

General, administrative and other expenses decreased $0.1 million, to $26.3 million for the second quarter of 2012 from $26.4 million for the second quarter of 2011. Excluding the impact of foreign currency-related items, general, administrative and other expenses declined $0.8 million, from $26.9 million to $26.1 million for the second quarter of 2012. The $0.8 million decline was the net result of an increase of $2.2 million in professional fees and other costs associated with corporate growth and being a public company, and a decrease of $3.0 million in IPO-related costs, to zero in the current year’s second quarter.

Incentive income compensation expense rose $19.8 million, or 48.1%, from $41.2 million for the second quarter of 2011 to $61.0 million for the second quarter of 2012, reflecting both the 20.2% increase in incentive income and differences in the compensation percentages among the funds that contributed to incentive income for the two periods.

Adjusted net income

Adjusted net income rose $24.5 million, or 17.4%, to $165.5 million for the second quarter of 2012 from $141.0 million for the second quarter of 2011, reflecting increases of $13.1 million in fee-related earnings, $1.9 million in incentive income, net of incentive income compensation expense, and $9.7 million in investment income.

The portion of adjusted net income attributable to our Class A units (“adjusted net income-OCG”) was $26.2 million. On a per unit basis, adjusted net income-OCG amounted to $0.89 and $0.69 for the second quarters of 2012 and 2011, respectively.

The effective income tax rates applied to adjusted net income-OCG before income taxes for the three months ended June 30, 2012 and June 30, 2011 were 18% and 21%, respectively. As described at the table under “Adjusted Net Income,” the 2012 tax rate of 18% for adjusted net income-OCG excludes the impact of a one-time adjustment to deferred tax assets. The effective income tax rate is a function of the mix of income and other factors, each of which often varies significantly within or between years and can have a material impact on the particular year’s income tax expense. The rate used for interim fiscal periods is based on the estimated full-year effective income tax rate, which is subject to change as the year progresses.

Fee-related earnings

Fee-related earnings (“FRE”) increased $13.1 million, or 19.0%, to $82.2 million for the second quarter of 2012 from $69.1 million for the second quarter of 2011, reflecting the aforementioned increase in management fees and lower levels of compensation, benefits, general, administrative and other expenses.

The portion of FRE attributable to our Class A units (“fee-related earnings-OCG”) was $0.41 and $0.30 per Class A unit for the second quarters of 2012 and 2011, respectively, reflecting income tax rates applied against FRE of 20% and 32%, respectively. As described at the table under “Fee-Related Earnings,” the 2012 tax rate of 20% for fee-related earnings-OCG excludes the impact of the aforementioned one-time adjustment to deferred tax assets. The effective income tax rate used for interim fiscal periods is based on the estimated full-year income tax rate. The income tax rate, which is subject to change as the year progresses, declined from the prior-year period as a result of, among various factors, increased deductions resulting from our initial public offering.

Distributable earnings

Distributable earnings increased $6.1 million, or 3.6%, to $176.4 million for the second quarter of 2012 from $170.3 million for the second quarter of 2011, as increases of $13.1 million in fee-related earnings and $1.9 million in incentive income, net of incentive income compensation expense, exceeded a decline of $9.0 million in receipts of investment income. The decline in investment income receipts reflected the fact that the second quarter of 2011 included two quarters’ worth of receipts from Opps VIIb, because the fund’s first quarter 2011 receipts of $30.1 million were counted in the subsequent quarter, when the fund entered its liquidation period.

The portion of distributable earnings attributable to our Class A units (“distributable earnings-OCG”) was $1.02 and $0.91 per Class A unit for the second quarters of 2012 and 2011, respectively, reflecting distributable earnings per Operating Group unit of $1.17 and $1.15, respectively, less costs borne by Class A unitholders for professional fees and other expenses, cash taxes attributable to the Intermediate Holding Companies and amounts payable pursuant to the tax receivable agreement.

GAAP-Basis Results

Net income attributable to Oaktree Capital Group, LLC was $24.7 million for the second quarter of 2012. The comparable amount in the second quarter of 2011 was a net loss of $20.4 million, which included significant non-cash compensation expense stemming from the vesting of units held by our employees at the time of our private equity offering in May 2007. The vesting period for that equity ended on January 2, 2012.

Capital and Liquidity

As of June 30, 2012, we had an available cash balance of $279.3 million, or $655.5 million when including investments in U.S. Treasury and government agency securities, and $626.4 million in outstanding debt or borrowings. We have no borrowings outstanding against our $250 million revolving credit facility.

Distribution

Oaktree Capital Group, LLC has declared a distribution of $0.79 per Class A unit. This distribution, which is related to the second quarter of 2012, will be paid on August 21, 2012 to Class A unitholders of record at the close of business on August 17, 2012.

Conference Call

Oaktree will host a conference call to discuss second quarter 2012 results today at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time. The conference call may be accessed by dialing (888) 769-9724 (U.S. callers) or +1 (415) 228-4639 (non-U.S. callers), participant password OAKTREE. Alternatively, a live webcast of the conference call can be accessed through the Unitholders – Investor Relations section of the Oaktree website, http://ir.oaktreecapital.com/.

For those individuals unable to listen to the live broadcast of the conference call, a replay will be available for 30 days on Oaktree’s website, or by dialing (800) 294-9511 (U.S. callers) or +1 (203) 369-3236 (non-U.S. callers), beginning approximately one hour after the broadcast.

About Oaktree

Oaktree is a leading global investment management firm focused on alternative markets, with $78.7 billion in assets under management as of June 30, 2012. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in distressed debt, corporate debt (including high yield debt and senior loans), control investing, convertible securities, real estate and listed equities. Headquartered in Los Angeles, the firm has over 675 employees and offices in 13 cities worldwide. For additional information, please visit Oaktree’s website at www.oaktreecapital.com.

Contacts:

Investor Relations:	Oaktree Capital Group, LLC Andrea D. Williams (213) 830-6483 investorrelations@oaktreecapital.com

Press Relations:	Sard Verbinnen & Co John Christiansen or Lucy Neugart (415) 618-8750 jchristiansen@sardverb.com or lneugart@sardverb.com

Carissa Ramirez (312) 895-4701 cramirez@sardverb.com

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, or the Securities Act, and Section 21E of the U.S. Securities Exchange Act of 1934, each as amended, which reflect the current views of Oaktree Capital Group, LLC (“OCG”) , with respect to, among other things, its future results of operations and financial performance. In some cases, you can identify forward-looking statements by words such as “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “seek,” “should,” “will” and “would” or the negative version of these words or other comparable or similar words. These statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those indicated in these statements. Forward-looking statements are based on OCG’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to OCG. Such forward-looking statements are subject to risks and uncertainties and assumptions relating to OCG’s operations, financial results, financial condition, business prospects, growth strategy and liquidity, including, but not limited to, changes in our anticipated revenue and income, which are inherently volatile; changes in the value of our investments; the pace of our raising of new funds and liquidation of our old funds; changes in our operating or other expenses; the degree to which we encounter competition, and general economic and market conditions. The factors listed in the section captioned “Risk Factors” in OCG’s prospectus dated April 11, 2012 which was filed with the SEC on April 12, 2012 in accordance with Rule 424(b) of the Securities Act and is accessible on the SEC’s website at www.sec.gov, provide examples of risks, uncertainties and events that may cause OCG’s actual results to differ materially from the expectations described in its forward-looking statements.

Forward-looking statements speak only as of the date the statements are made. Except as required by law, OCG does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This release and its contents do not constitute and should not be construed as (a) a recommendation to buy, (b) an offer to buy or solicitation of an offer to buy, (c) an offer to sell, or (d) advice in relation to, any securities of OCG or securities of any Oaktree investment fund.

Consolidated Statements of Operations (GAAP basis — Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands, except per unit data)
Consolidated Statements of Operations:
Revenues:
Management fees	$29,207	$31,415	$61,227	$70,053
Incentive income	—	6,478	5,048	12,289

Total revenues	29,207	37,893	66,275	82,342

Expenses:
Compensation and benefits	(80,302)	(83,919)	(164,766)	(162,231)
Incentive income compensation expense	(60,965)	(41,229)	(88,722)	(94,995)
Compensation expense for vesting of OCGH units	(7,795)	(235,393)	(19,984)	(472,550)

Total compensation and benefits expense	(149,062)	(360,541)	(273,472)	(729,776)
General, administrative and other expenses	(24,166)	(27,926)	(50,101)	(50,404)
Consolidated fund expenses	(33,780)	(32,917)	(51,002)	(51,851)

Total expenses	(207,008)	(421,384)	(374,575)	(832,031)

Other income (loss):
Interest expense	(11,860)	(13,584)	(22,850)	(26,475)
Interest and dividend income	463,873	800,957	1,003,491	1,535,639
Net realized gain on investments	733,521	513,583	1,807,659	1,273,844
Net change in unrealized appreciation (depreciation) on investments	(180,216)	(737,362)	625,607	(58,734)
Investment income	3,705	4,343	9,385	7,038
Other income, net	6,326	844	8,593	81

Total other income	1,015,349	568,781	3,431,885	2,731,393

Income before income taxes	837,548	185,290	3,123,585	1,981,704
Income taxes	(13,925)	(7,582)	(21,692)	(14,592)

Net income	823,623	177,708	3,101,893	1,967,112
Less:
Net income attributable to non-controlling redeemable interests in consolidated funds	(673,673)	(279,918)	(2,798,445)	(2,106,319)
Net (income) loss attributable to OCGH non-controlling interest	(125,231)	81,851	(260,121)	108,721

Net income (loss) attributable to Oaktree Capital Group, LLC	$24,719	$(20,359)	$43,327	$(30,486)

Distributions declared per Class A unit	$0.55	$0.64	$0.97	$1.54

Income (loss) per unit (basic and diluted):
Net income (loss) per Class A unit	$0.84	$(0.90)	$1.66	$(1.34)

Weighted average number of Class A units outstanding	29,586	22,677	26,137	22,677

Segment Financial Data (Unaudited)

	As of or for the Three Months Ended June 30,		As of or for the Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands, except per unit data or as otherwise indicated)
Segment Statements of Operations Data: (1)
Revenues:
Management fees	$188,843	$179,412	$380,105	$364,671
Incentive income	129,018	107,320	191,687	238,209
Investment income	23,241	13,546	87,581	66,563

Total revenues	341,102	300,278	659,373	669,443

Expenses:
Compensation and benefits	(80,303)	(83,907)	(164,707)	(162,219)
Incentive income compensation expense	(60,965)	(41,229)	(88,722)	(94,995)
General, administrative and other expenses	(26,327)	(26,380)	(52,908)	(46,630)

Total expenses	(167,595)	(151,516)	(306,337)	(303,844)

Adjusted net income before interest and other income (expense)	173,507	148,762	353,036	365,599
Interest expense, net of interest income	(8,063)	(8,584)	(16,227)	(17,304)
Other income (expense), net	66	844	2,333	81

Adjusted net income	$165,510	$141,022	$339,142	$348,376

Adjusted net income-OCG	$26,247	$15,582	$46,694	$41,563
Adjusted net income-OCG per Class A unit	0.89	0.69	1.79	1.83
Fee-related earnings	82,213	69,125	162,490	155,822
Fee-related earnings-OCG	12,120	6,705	21,388	15,772
Fee-related earnings-OCG per Class A unit	0.41	0.30	0.82	0.70
Distributable earnings	176,355	170,280	313,684	329,727
Distributable earnings-OCG	30,073	20,644	45,300	38,853
Distributable earnings-OCG per Class A unit	1.02	0.91	1.73	1.71
Economic net income	103,637	97,983	382,028	495,562
Economic net income-OCG	17,824	9,705	50,706	62,667
Economic net income-OCG per Class A unit	0.60	0.43	1.94	2.76

Weighted average number of Operating Group units outstanding	150,791	148,524	150,616	148,734
Weighted average number of Class A units outstanding	29,586	22,677	26,137	22,677

Operating Metrics:
Assets under management (in millions):
Assets under management (2)	$78,713	$79,519	$78,713	$79,519
Management fee-generating assets under management (3)	66,311	63,869	66,311	63,869
Incentive-creating assets under management (4)	35,996	37,275	35,996	37,275
Uncalled capital commitments (5)	13,737	12,661	13,737	12,661
Accrued incentives (fund level):
Incentives created (fund level) (6)	(9,116)	33,699	256,046	467,450
Incentives created (fund level), net of associated incentive compensation expense (6)	(589)	20,941	158,846	275,426
Accrued incentives (fund level) (6)	1,751,326	2,296,087	1,751,326	2,296,087
Accrued incentives (fund level), net of associated incentive income compensation expense (6)	1,070,597	1,313,769	1,070,597	1,313,769
Change in accrued incentives (fund level), net of associated incentive income compensation expense (7)	(61,873)	(43,039)	42,886	147,186

(1)

Our business is comprised of one segment, our investment management segment, which consists of the investment management services that we provide to our clients. The components of revenues and expenses used in determining adjusted net income do not give effect to the consolidation of the funds that we manage. In addition, adjusted net income excludes the effect of:

(a) non-cash equity compensation charges, (b) income taxes, (c) expenses that OCG or its Intermediate Holding Companies bear directly and (d) the adjustment for the Oaktree Capital Group Holdings, L.P. (“OCGH”) non-controlling interest. Adjusted net income is calculated at the Operating Group level. We expect that adjusted net income will include non-cash equity compensation charges related to unit grants made after our initial public offering. For additional information regarding the reconciling adjustments discussed above, please see Exhibit A.

(2)	Assets under management represents the NAV of the assets we manage, plus the undrawn capital that we are entitled to call at the end of the applicable period and fund-level leverage that generates management fees.

(3)	Management fee-generating assets under management reflects assets under management on which we earn management fees. It excludes certain assets under management, such as differences between assets under management and committed capital or cost basis for most closed-end funds, the investments we make in our funds as general partners, undrawn capital commitments to funds for which management fees are based on NAV or drawn capital, contributed capital and capital commitments to closed-end funds that have not yet commenced their investment periods, closed-end funds that are beyond the term during which they pay management fees, and assets under management in restructured and liquidating evergreen funds for which management fees were waived.

(4)	Incentive-creating assets under management refers to the assets under management that may eventually produce incentive income. It represents the NAV of our closed-end and evergreen funds, excluding investments made by us and our employees (which are not subject to an incentive allocation).

(5)	Uncalled capital commitments represent undrawn capital commitments by partners (including Oaktree as general partner) of our closed-end funds in their investment periods. If a fund distributes capital during its investment period, that capital is typically subject to possible recall, in which case it is included in uncalled capital commitments.

(6)	Our funds record as accrued incentives the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the amount generated by the funds during the period. We refer to the amount of incentive income recognized as revenue by us as segment incentive income. We recognize incentive income when it becomes fixed or determinable, all related contingencies have been removed and collection is reasonably assured. Amounts recognized by us as incentive income no longer are included in accrued incentives (fund level), the term we use for remaining fund-level accruals. Incentives created (fund level), incentive income and accrued incentives (fund level) are presented gross, without deduction for direct compensation expense that is owed to our investment professionals associated with the particular fund when we earn the incentive income. We call that charge “incentive income compensation expense.” Incentive income compensation expense varies by the investment strategy and vintage of the particular fund, among other factors, but generally equals between 40% and 55% of segment incentive income revenue.

(7)	The change in accrued incentives (fund level), net of associated incentive income compensation expense, represents the difference between (a) net incentive income recognized by us, and (b) the incentive income generated by the funds during the period that would be due to us if the funds were liquidated at their reported values as of that date, net of associated incentive income compensation expense.

Operating Metrics (Unaudited)

We monitor certain operating metrics that are either common to the alternative asset management industry or that we believe provide important data regarding our business. As described below, these operating metrics include AUM, management fee-generating AUM, incentive-creating AUM, incentives created (fund level), accrued incentives (fund level) and uncalled capital commitments.

Assets Under Management

	As of
	June 30, 2012	March 31, 2012	June 30, 2011
	(in millions)
Assets Under Management:
Closed-end funds	$49,795	$48,578	$49,826
Open-end funds	26,542	26,833	26,960
Evergreen funds	2,376	2,439	2,733

Total	$78,713	$77,850	$79,519

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2012	2011	2012	2011
	(in millions)
Change in Assets Under Management:
Beginning balance	$77,850	$85,691	$79,519	$75,329
Closed-end funds:
New capital commitments	3,466	562	8,700	4,153
Distributions for a realization event/other	(2,723)	(5,315)	(8,848)	(8,914)
Cancellation of uncalled capital commitments	—	(1,209)	(18)	(1,209)
Foreign currency translation	(259)	58	(583)	440
Change in market value	752	349	841	6,389
Change in leverage	(19)	(8)	(123)	19
Open-end funds:
Contributions	823	990	3,188	4,314
Redemptions	(1,105)	(1,251)	(4,339)	(4,100)
Foreign currency translation	(146)	70	(398)	479
Change in market value	137	(88)	1,131	3,329
Evergreen funds:
Contributions	4	65	227	166
Redemptions	(76)	(200)	(427)	(358)
Distributions from restructured funds	—	(240)	(69)	(1,023)
Foreign currency translation	(2)	4	(6)	103
Change in market value	11	41	(82)	402

Ending balance	$78,713	$79,519	$78,713	$79,519

Management Fee-Generating AUM

	As of
	June 30, 2012	March 31, 2012	June 30, 2011
	(in millions)
Management Fee-Generating Assets Under Management:
Closed-end funds	$37,709	$39,019	$34,576
Open-end funds	26,523	26,815	26,942
Evergreen funds	2,079	2,139	2,351

Total	$66,311	$67,973	$63,869

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2012	2011	2012	2011
	(in millions)
Change in Management Fee-Generating Assets Under Management:
Beginning balance	$67,973	$67,158	$63,869	$63,580
Closed-end funds:
New capital commitments to funds that pay fees based on committed capital	—	471	7,403	1,943
Capital drawn by funds that pay fees based on drawn capital or NAV	427	257	1,206	572
Change for funds that pay fees based on the lesser of funded capital or cost basis during liquidation (1)	(1,521)	(1,510)	(4,769)	(3,347)
Change in fee basis from committed capital to drawn capital	—	(978)	—	(978)
Cancellation of uncalled capital commitments for funds that pay fees based on committed capital	—	(1,066)	—	(1,066)
Distributions by funds that pay fees based on NAV	(137)	(72)	(421)	(623)
Foreign currency translation	(123)	19	(246)	214
Change in market value (2)	63	(4)	82	197
Change in leverage	(19)	(8)	(122)	23
Open-end funds:
Contributions	824	990	3,188	4,315
Redemptions	(1,106)	(1,251)	(4,339)	(4,101)
Foreign currency translation	(146)	70	(398)	479
Change in market value	136	(88)	1,130	3,328
Evergreen funds:
Contributions	4	65	227	136
Redemptions	(76)	(197)	(426)	(343)
Permanent cancellation of management fees from restructured funds	—	—	—	(861)
Change in market value	12	13	(73)	401

Ending balance	$66,311	$63,869	$66,311	$63,869

(1)	For most closed-end funds, management fees are charged during the liquidation period on the lesser of (a) total funded capital and (b) the cost basis of assets remaining in the fund, with the cost basis of assets generally calculated by excluding cash balances. Thus, changes in fee basis during the liquidation period are not dependent on distributions made from the fund; rather, they are tied to the cost basis of the fund’s investments, which generally declines as the fund sells assets.

(2)	The change in market value reflects certain funds that pay management fees based on NAV and leverage, as applicable.

	As of June 30,
	2012	2011
	(in millions)
Reconciliation of Assets Under Management to Management Fee-Generating Assets Under Management:
Assets under management	$78,713	$79,519
Difference between assets under management and committed capital or cost basis for closed-end funds (1)	(4,128)	(7,036)
Capital commitments to funds that have not yet begun to generate management fees	(4,713)	(4,339)
Undrawn capital commitments to funds for which management fees are based on drawn capital or NAV	(1,710)	(2,614)
General partner investments in management fee-generating funds	(1,004)	(922)
Closed-end funds that are no longer paying management fees	(598)	(409)
Funds for which management fees were permanently waived	(249)	(330)

Management fee-generating assets under management	$66,311	$63,869

(1)	Not applicable to closed-end funds that pay management fees based on NAV or leverage, as applicable.

The period-end weighted average annual management fee rates applicable to the respective management fee-generating AUM balances are set forth below:

	As of June 30,
	2012	2011
Weighted Average Annual Management Fee Rates:
Closed-end funds	1.51%	1.46%
Open-end funds	0.47%	0.50%
Evergreen funds	1.80%	1.85%
Overall	1.10%	1.07%

Incentive-Creating AUM

	As of
	June 30, 2012	March 31, 2012	June 30, 2011
	(in millions)
Incentive-Creating Assets Under Management:
Closed-end funds	$33,930	$34,463	$34,870
Evergreen funds	2,066	2,130	2,405

Total	$35,996	$36,593	$37,275

Accrued Incentives and Incentives Created (Fund Level)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands)
Accrued Incentives (Fund Level):
Beginning balance	$1,889,460	$2,369,708	$1,686,967	$2,066,846

Incentives created (fund level):
Closed-end funds	(11,465)	27,112	242,729	440,573
Evergreen funds	2,349	6,587	13,317	26,877

Total incentives created (fund level)	(9,116)	33,699	256,046	467,450

Less: segment incentive income recognized by us	(129,018)	(107,320)	(191,687)	(238,209)

Ending balance	$1,751,326	$2,296,087	$1,751,326	$2,296,087

Accrued incentives (fund level), net of associated incentive income compensation expense	$1,070,597	$1,313,769	$1,070,597	$1,313,769

Uncalled Capital Commitments

Uncalled capital commitments amounted to $13.7 billion as of June 30, 2012, as compared with $12.1 billion as of March 31, 2012 and $12.7 billion as of June 30, 2011.

Segment Results (Unaudited)

Our business is comprised of one segment, our investment management segment, which consists of the investment management services that we provide to our clients.

Adjusted Net Income

Adjusted net income and adjusted net income-OCG, as well as per unit data, for the three and six months ended June 30, 2012 and 2011, are set forth below:

	Three Months Ended June 30,			Six Months Ended June 30,
	2012		2011	2012		2011
	(in thousands, except per unit data)
Revenues:
Management fees	$188,843		$179,412	$380,105		$364,671
Incentive income	129,018		107,320	191,687		238,209
Investment income	23,241		13,546	87,581		66,563

Total revenues	341,102		300,278	659,373		669,443

Expenses:
Compensation and benefits	(80,303)		(83,907)	(164,707)		(162,219)
Incentive income compensation expense	(60,965)		(41,229)	(88,722)		(94,995)
General, administrative and other expenses	(26,327)		(26,380)	(52,908)		(46,630)

Total expenses	(167,595)		(151,516)	(306,337)		(303,844)

Adjusted net income before interest and other income (expense)	173,507		148,762	353,036		365,599
Interest expense, net of interest income	(8,063)		(8,584)	(16,227)		(17,304)
Other income (expense), net	66		844	2,333		81

Adjusted net income	165,510		141,022	339,142		348,376
Adjusted net income attributable to OCGH non-controlling interest	(133,037)		(119,489)	(280,483)		(295,274)
Non-Operating Group other income	6,260	(1)	—	6,260	(1)	—
Non-Operating Group expenses	(100)		(257)	(278)		(441)

Adjusted net income-OCG before income taxes	38,633		21,276	64,641		52,661
Income taxes-OCG	(12,386	)(1)	(5,694)	(17,947	)(1)	(11,098)

Adjusted net income-OCG	$26,247		$15,582	$46,694		$41,563

Adjusted net income-OCG per Class A unit	$0.89		$0.69	$1.79		$1.83

Weighted average number of Class A units outstanding	29,586		22,677	26,137		22,677

(1)	A one-time adjustment in the second quarter of 2012 had the effect of increasing income taxes-OCG by $(7,134) and increasing non-Operating Group other income by $6,260, for a net effect of additional after-tax OCG expense of $(874). This adjustment stemmed from reductions in deferred tax assets and the liability for amounts due to affiliates. The effective income tax rate applicable to adjusted net income-OCG before income taxes for the three months ended June 30, 2012 was 18% without the $(7,134) one-time expense and 24% with it.

Fee-Related Earnings

Fee-related earnings and fee-related earnings-OCG, as well as per unit data, for the three and six months ended June 30, 2012 and 2011, are set forth below:

	Three Months Ended June 30,			Six Months Ended June 30,
	2012		2011	2012		2011
	(in thousands, except per unit data)
Management fees:
Closed-end funds	$148,232		$134,591	$299,780		$276,067
Open-end funds	30,983		33,158	61,448		65,918
Evergreen funds	9,628		11,663	18,877		22,686

Total management fees	188,843		179,412	380,105		364,671

Expenses:
Compensation and benefits	(80,303)		(83,907)	(164,707)		(162,219)
General, administrative and other expenses	(26,327)		(26,380)	(52,908)		(46,630)

Total expenses	(106,630)		(110,287)	(217,615)		(208,849)

Fee-related earnings	82,213		69,125	162,490		155,822
Fee-related earnings attributable to OCGH non-controlling interest	(66,082)		(58,571)	(134,252)		(132,068)
Non-Operating Group other income	6,260	(1)	—	6,260	(1)	—
Non-Operating Group expenses	(97)		(256)	(276)		(441)

Fee-related earnings-OCG before income taxes	22,294		10,298	34,222		23,313
Fee-related earnings-OCG income taxes	(10,174	)(1)	(3,593)	(12,834	)(1)	(7,541)

Fee-related earnings-OCG	$12,120		$6,705	$21,388		$15,772

Fee-related earnings-OCG per Class A unit	$0.41		$0.30	$0.82		$0.70

Weighted average number of Class A units outstanding	29,586		22,677	26,137		22,677

(1)	A one-time adjustment in the second quarter of 2012 had the effect of increasing income taxes-OCG by $(7,134) and increasing non-Operating Group other income by $6,260, for a net effect of additional after-tax OCG expense of $(874). This adjustment stemmed from reductions in deferred tax assets and the liability for amounts due to affiliates. The effective income tax rate applicable to fee-related earnings-OCG before income taxes for the three months ended June 30, 2012 was 20% without the $(7,134) one-time expense and 29% with it.

Distributable Earnings and Distribution Calculation

Distributable earnings and the calculations of the distributions attributable to the three and six months ended June 30, 2012 and 2011, are set forth below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands, except per unit data)
Distributable Earnings:
Fee-related earnings	$82,213	$69,125	$162,490	$155,822
Incentive income, net of incentive income compensation expense	68,053	66,091	102,965	143,214
Receipts of investment income (loss) (1)	36,001	45,032	66,636	52,036
Interest expense, net of interest income	(8,063)	(8,584)	(16,227)	(17,304)
Operating Group income taxes	(1,915)	(2,228)	(4,513)	(4,122)
Other income (expense), net	66	844	2,333	81

Distributable earnings	$176,355	$170,280	$313,684	$329,727

Distribution Calculation:

Operating Group distribution with respect to the period	$141,433	$69,813	$251,539	$197,524

Distribution per Operating Group unit	$0.94	$0.47	$1.67	$1.33
Adjustments per Class A unit:
Distributable earnings-OCG income taxes	(0.09)	(0.19)	(0.20)	(0.41)
Tax receivable agreements	(0.05)	(0.04)	(0.11)	(0.08)
Non-Operating Group expenses	(0.01)	(0.01)	(0.02)	(0.02)
Other adjustments (2)	—	0.28	—	0.33

Distribution per Class A unit (3)	$0.79	$0.51	$1.34	$1.15

(1)	This adjustment characterizes a portion of the distributions received from Oaktree and non-Oaktree funds as receipts of investment income or loss. In general, the income or loss component of a distribution from a fund is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance in the fund. If the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends.

(2)	This adjustment reflects inter-quarter timing differences surrounding tax-related incentive distributions.

(3)	With respect to the quarter ended June 30, 2012, announced on August 7, 2012 and payable on August 21, 2012.

Units Outstanding

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Weighted Average Units:
OCGH	121,204,352	125,847,346	124,478,455	126,057,139
Class A	29,586,382	22,677,100	26,137,174	22,677,100

Total	150,790,734	148,524,446	150,615,629	148,734,239

Units Eligible for Fiscal Period Distribution:
OCGH	120,280,753	125,862,115
Class A	30,179,510	22,677,100

Total	150,460,263	148,539,215

Segment Statements of Financial Condition (Unaudited)

	As of
	June 30, 2012	December 31, 2011	June 30, 2011
	(in thousands)
Assets:
Cash and cash-equivalents	$279,311	$297,230	$343,389
U.S. Treasury and government agency securities	376,224	381,697	402,630
Management fees receivable	22,782	23,207	24,031
Incentive income receivable	12,849	28,892	11,994
Investments in limited partnerships, at equity	1,195,084	1,159,287	1,123,888
Deferred tax assets	168,110	72,986	76,619
Other assets	140,349	120,609	130,976

Total assets	$2,194,709	$2,083,908	$2,113,527

Liabilities and Capital:
Liabilities:
Accounts payable and accrued expenses	$173,363	$250,191	$181,239
Due to affiliates	140,239	57,574	60,828
Debt obligations	626,429	652,143	667,143

Total liabilities	940,031	959,908	909,210

Capital:
OCGH non-controlling interests in consolidated subsidiaries	975,908	935,858	1,004,004
Unitholders’ capital attributable to Oaktree Capital Group, LLC	278,770	188,142	200,313

Total capital	1,254,678	1,124,000	1,204,317

Total liabilities and capital	$2,194,709	$2,083,908	$2,113,527

Investments in Limited Partnerships, at Equity

	As of
	June 30, 2012	December 31, 2011	June 30, 2011
	(in thousands)
Oaktree funds:
Distressed debt	$515,354	$542,539	$596,255
Corporate & high yield debt	148,472	141,972	113,237
Control investing	262,846	239,706	224,887
Convertible securities	1,315	1,251	1,354
Real estate	93,500	81,502	74,094
Listed equities	53,951	39,262	42,617
Non-Oaktree	119,646	113,055	71,444

Total	$1,195,084	$1,159,287	$1,123,888

Fund Data

Certain information regarding our closed-end, open-end and evergreen funds is set forth below.

Closed-end funds

			As of June 30, 2012
	Investment Period		Total Committed Capital	Drawn Capital (1)	Fund Net Income Since Inception	Distributions Since Inception	Net Asset Value	Oaktree Segment Incentive Income Recognized	Accrued Incentives (Fund Level) (2)	Unreturned Drawn Capital Plus Accrued Preferred Return (3)	IRR Since Inception (4)		Multiple of Drawn Capital (5)

	Start Date	End Date									Gross	Net
	(in millions)
Distressed Debt
TCW Special Credits Fund I, L.P. (6)	Oct. 1988	Oct. 1991	$97	$97	$121	$218	$-	$-	$-	$-	29.0%	24.7%	2.3	x
TCW Special Credits Fund II, L.P. (6)	Jul. 1990	Jul. 1993	261	261	505	766	-	-	-	-	41.6	35.7	3.1
TCW Special Credits Fund IIb, L.P. (6)	Dec. 1990	Dec. 1993	153	153	323	476	-	-	-	-	44.0	37.9	3.1
TCW Special Credits Fund III, L.P. (6)	Nov. 1991	Nov. 1994	329	329	470	799	-	-	-	-	26.2	22.1	2.5
TCW Special Credits Fund IIIb, L.P. (6)	Apr. 1992	Apr. 1995	447	447	459	906	-	-	-	-	21.2	17.9	2.1
TCW Special Credits Fund IV, L.P. (6)	Jun. 1993	Jun. 1996	394	394	462	856	-	-	-	-	21.1	17.3	2.2
OCM Opportunities Fund, L.P.	Oct. 1995	Oct. 1998	771	771	568	1,339	-	74	-	-	12.4	10.2	1.8
OCM Opportunities Fund II, L.P.	Oct. 1997	Oct. 2000	1,550	1,550	989	2,539	-	197	-	-	11.0	8.5	1.7
OCM Opportunities Fund III, L.P.	Sep. 1999	Sep. 2002	2,077	2,077	1,287	3,335	28	248	6	-	15.4	11.9	1.7
OCM Opportunities Fund IV, L.P.	Sep. 2001	Sep. 2004	2,125	2,125	1,727	3,845	7	340	1	-	35.0	28.1	1.9
OCM Opportunities Fund IVb, L.P.	May 2002	May 2005	1,339	1,339	1,257	2,596	-	247	2	-	57.8	47.3	2.0
OCM Opportunities Fund V, L.P.	Jun. 2004	Jun. 2007	1,179	1,179	901	1,857	223	142	34	-	18.5	14.2	1.8
OCM Opportunities Fund VI, L.P.	Jul. 2005	Jul. 2008	1,773	1,773	1,135	1,858	1,051	76	145	826	12.0	8.6	1.7
OCM Opportunities Fund VII, L.P.	Mar. 2007	Mar. 2010	3,598	3,598	1,241	2,650	2,189	9	7	2,184	10.4	8.1	1.4
OCM Opportunities Fund VIIb, L.P.	May 2008	May 2011	10,940	9,844	7,665	9,682	7,826	410	1,078	2,997	23.5	17.6	1.8
Special Account A	Nov. 2008	Oct. 2012	253	253	218	87	383	5	38	219	31.4	24.9	1.9
Oaktree Opportunities Fund VIII, L.P.	Oct. 2009	Oct. 2012	4,507	4,507	587	30	5,064	-	9	5,053	11.2	8.1	1.2
Special Account B	Nov. 2009	Nov. 2012	1,031	1,031	151	103	1,100	-	-	1,102	11.9	11.5	1.2
Oaktree Opportunities Fund VIIIb, L.P. (7)	Aug. 2011	Aug. 2014	2,692	1,077	36	1	1,112	-	-	1,119	nm	nm	1.1
Oaktree Opportunities Fund IX, L.P.	TBD	-	4,615	-	-	-	-	-	-	-	-	-	-
Special Account E (7) (12)	Feb. 2012	-	253	76	3	-	79	-	-	77	nm	nm	1.0

											22.9%	17.5%

Global Principal Investments
TCW Special Credits Fund V, L.P. (6)	Apr. 1994	Apr. 1997	$401	$401	$349	$750	$-	$-	$-	$-	17.2%	14.6%	1.9	x
OCM Principal Opportunities Fund, L.P.	Jul. 1996	Jul. 1999	625	625	281	906	-	-	-	-	6.4	5.4	1.5
OCM Principal Opportunities Fund II, L.P.	Dec. 2000	Dec. 2005	1,275	1,275	1,147	2,125	297	166	58	-	23.1	17.6	2.0
OCM Principal Opportunities Fund III, L.P.	Nov. 2003	Nov. 2008	1,400	1,400	1,019	1,412	1,006	42	157	534	16.0	11.3	1.8
OCM Principal Opportunities Fund IV, L.P.	Oct. 2006	Oct. 2011	3,328	3,328	839	1,112	3,056	-	-	3,478	8.2	5.6	1.4
Oaktree Principal Fund V, L.P.	Feb. 2009	Feb. 2014	2,827	2,021	171	84	2,110	-	-	2,162	14.5	6.5	1.2
Special Account C	Dec. 2008	Feb. 2014	505	389	165	65	489	9	24	391	22.7	16.7	1.5

											13.3%	9.7%
Asia Principal Investments
OCM Asia Principal Opportunities Fund, L.P.	May 2006	May 2011	$578	$503	$(47)	$60	$396	$-	$-	$599	1.8%	(3.1)%	1.1	x

European Principal Investments (8)
OCM European Principal Opportunities Fund, L.P.	Mar. 2006	Mar. 2009	$495	$460	$300	$84	$676	$1	$39	$625	10.9%	8.3%	1.7	x
OCM European Principal Opportunities Fund II, L.P.	Dec. 2007	Dec. 2012	€1,759	€1,685	€295	€245	€1,735	€12	€-	€1,798	11.8	7.0	1.3
Oaktree European Principal Fund III, L.P. (7)	Nov. 2011	Nov. 2016	€3,164	€948	€12	€2	€958	€-	€-	€975	nm	nm	1.1

											11.6%	7.3%

Power Opportunities
OCM/GFI Power Opportunities Fund, L.P.	Nov. 1999	Nov. 2004	$449	$383	$251	$634	$-	$23	$-	$-	20.1%	13.1%	1.8	x
OCM/GFI Power Opportunities Fund II, L.P.	Nov. 2004	Nov. 2009	1,021	541	1,459	1,888	112	93	7	-	76.5	59.3	3.9
Oaktree Power Opportunities Fund III, L.P.	Apr. 2010	Apr. 2015	1,062	227	(35)	5	187	-	-	239	(0.5)	(19.6)	1.0

											35.2%	27.2%

			As of June 30, 2012
	Investment Period		Total Committed Capital	Drawn Capital (1)	Fund Net Income Since Inception	Distributions Since Inception	Net Asset Value	Oaktree Segment Incentive Income Recognized	Accrued Incentives (Fund Level) (2)	Unreturned Drawn Capital Plus Accrued Preferred Return (3)	IRR Since Inception (4)		Multiple of Drawn Capital (5)

	Start Date	End Date									Gross	Net
	(in millions)

Real Estate
TCW Special Credits Fund VI, L.P. (6)	Aug. 1994	Aug. 1997	$506	$506	$666	$1,172	$-	$-	$-	$-	21.1%	17.4%	2.4	x
OCM Real Estate Opportunities Fund A, L.P.	Feb. 1996	Feb. 1999	379	379	289	640	29	31	26	-	10.4	8.3	1.9
OCM Real Estate Opportunities Fund B, L.P.	Mar. 1997	Mar. 2000	285	285	163	422	26	-	-	82	8.0	6.9	1.7
OCM Real Estate Opportunities Fund II, L.P.	Dec. 1998	Dec. 2001	464	440	265	697	8	50	2	-	15.2	11.1	1.7
OCM Real Estate Opportunities Fund III, L.P.	Sep. 2002	Sep. 2005	707	707	640	1,152	195	87	39	-	16.0	11.9	2.0
Oaktree Real Estate Opportunities Fund IV, L.P.	Dec. 2007	Dec. 2011	450	450	177	60	567	5	28	506	16.5	10.2	1.5
Special Account D	Nov. 2009	Nov. 2012	256	256	71	-	333	-	7	315	14.7	13.0	1.3
Oaktree Real Estate Opportunities Fund V, L.P.	Mar. 2011	Mar. 2015	1,283	1,103	46	23	1,127	-	-	1,150	10.1	5.8	1.1

											15.3%	11.8%

Asia Real Estate
Oaktree Asia Special Situations Fund, L.P.	May 2008	Apr. 2009	$50	$19	$4	$-	$23	$-	$-	$26	11.3%	4.7%	1.4	x

PPIP
Oaktree PPIP Fund, L.P. (9)	Dec. 2009	Dec. 2012	$2,322	$1,112	$200	$183	$1,129	$-	N/A	N/A	23.4%	N/A	1.2	x

Mezzanine Finance
OCM Mezzanine Fund, L.P. (10)	Oct. 2001	Oct. 2006	$808	$773	$281	$1,036	$18	$31	$3	$-	14.3%	10.7% / 10.1%	1.4	x
OCM Mezzanine Fund II, L.P.	Jun. 2005	Jun. 2010	1,251	1,107	368	961	511	-	-	587	10.1	6.9	1.4
Oaktree Mezzanine Fund III, L.P. (11)	Dec. 2009	Dec. 2014	1,592	673	(1)	52	620	-	-	700	7.4	7.9 / (25.2)	1.1

											11.5%	7.5%

(1)	Reflects the capital contributions of investors in the fund, net of any distributions to such investors of uninvested capital.

(2)	Excludes Oaktree segment incentive income recognized since inception.

(3)	Reflects the amount the fund needs to distribute to its investors as a return of capital and a preferred return before we are entitled to receive incentive income (other than tax distributions) from the fund.

(4)	The internal rate of return, or IRR, is the annualized implied discount rate calculated from a series of cash flows. It is the return that equates the present value of all capital invested in an investment to the present value of all returns of capital, or the discount rate that will provide a net present value of all cash flows equal to zero. Fund-level IRRs are calculated based upon the actual timing of cash distributions to investors and the residual value of such investor’s capital accounts at the end of the applicable period being measured. Gross IRRs reflect returns before allocation of management fees, expenses and any incentive allocation to the fund’s general partner. Net IRRs reflect returns to non-affiliated investors after allocation of management fees, expenses and any incentive allocation to the fund’s general partner.

(5)	Calculated as Drawn Capital plus gross income before fees and expenses divided by Drawn Capital.

(6)	The fund was managed by certain of our investment professionals while employed at the Trust Company of the West prior to our founding in 1995. When these employees joined Oaktree upon, or shortly after, our founding, they continued to manage the fund through the end of its term pursuant to a sub-advisory relationship between the Trust Company of the West and us.

(7)	The IRR is not considered meaningful (“nm”) as the period from the initial contribution through June 30, 2012 is less than one year.

(8)	Aggregate IRRs based on conversion of OCM European Principal Opportunities Fund II, L.P. and Oaktree European Principal Fund III, L.P. cash flows from Euros to USD at the June 30, 2012 spot rate of $1.2690.

(9)	Due to the differences in allocations of income and expenses to this fund’s two primary limited partners, the United States Treasury and Oaktree PPIP Private Fund, L.P., a combined net IRR is not represented. Of the $2,322 million in capital commitments, $1,161 million relates to the Oaktree PPIP Private Fund, L.P. The accrued incentive and the gross and net IRR for the Oaktree PPIP Private Fund, L.P. were $16.9 million, 20.3% and 15.4%, respectively, as of June 30, 2012.

(10)	The fund’s partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. Net IRR for Class A interests is 10.7% and Class B interests is 10.1%. Combined net IRR for the Class A and Class B interests is 10.4%.

(11)	The fund’s partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. Net IRR for Class A interests is 7.9% and Class B interests is (25.2)%. Combined net IRR for Class A and Class B interests is 0.4%.

(12)	The investment period will end on the third anniversary of the start of the investment period of Oaktree Opportunities Fund IX, L.P., which has not yet commenced.

Open-end funds

			Three Months Ended June 30, 2012			Since Inception Through June 30, 2012
		Strategy AUM as of June 30, 2012	Quarterly Rates of Return (1)			Annualized Rates of Return (1)			Sharpe Ratio
			Oaktree		Relevant Benchmark	Oaktree		Relevant Benchmark	Oaktree Gross	Relevant Benchmark
	Composite Inception		Gross	Net		Gross	Net
		(in millions)
U.S. High Yield Bonds	Jan 1986	$ 15,353	2.1%	1.9%	1.6%	10.0%	9.4%	8.8%	0.78	0.52
European High Yield Bonds	May 1999	1,633	0.5	0.4	0.0	7.8	7.2	5.5	0.53	0.27
U.S. Convertibles	April 1987	4,196	(2.9)	(3.0)	(3.3)	9.6	9.1	7.6	0.43	0.26
Non-U.S. Convertibles	Oct 1994	2,161	(2.0)	(2.1)	(1.2)	8.7	8.0	5.6	0.69	0.29
High Income Convertibles	Aug 1989	1,024	(2.3)	(2.5)	1.8	12.0	11.2	8.6	0.99	0.55
U.S. Senior Loans (2)	Sep 2008	1,248	1.2	1.0	1.0	8.5	8.0	5.8	1.12	0.49
European Senior Loans	May 2009	905	1.0	0.8	0.7	13.0	12.3	14.5	1.79	1.86

(1)	Represents Oaktree’s time-weighted rates of return, including reinvestment of income, net of commissions and transaction costs. Returns for Relevant Benchmarks are presented on a gross basis.

(2)	Excludes two closed-end funds: Oaktree Loan Fund, L.P. and Oaktree Loan Fund, 2x, L.P. As of June 30, 2012, Oaktree Loan Fund, L.P. was predominantly liquidated, and Oaktree Loan Fund 2x, L.P. had AUM of $490.7 million. The funds had since-inception gross IRRs of 2.5% and 2.4%, respectively, and since-inception net IRRs of 1.9% and 1.6%, respectively.

Evergreen funds (1)

		As of June 30, 2012				Quarterly Rates of Return for the Three Months Ended June 30, 2012		Annualized Rates of Return from Inception Through June 30, 2012
	Inception	AUM	Accrued Incentives (Fund Level)
						Gross	Net	Gross	Net
		(in millions)
Emerging Markets Absolute Return	Apr. 1997	$478	$	N/A	(2)	0.6%	0.1%	16.0%	11.0%
Value Opportunities	Sep. 2007	1,672		13		1.2	0.5	12.6	7.9

(1)	We also manage three restructured evergreen funds that are in liquidation: European Credit Opportunities Fund, L.P., Oaktree High Yield Plus Fund, L.P. and OCM Japan Opportunities Fund, L.P. (Yen class). As of June 30, 2012, these funds had gross and net IRRs since inception of (1.7)% and (4.2)%, 8.0% and 5.5%, and (9.3)% and (10.4)%, respectively, and in the aggregate had AUM of $226.6 million as of June 30, 2012. Additionally, Oaktree High Yield Plus Fund, L.P. had accrued incentives (fund level) of $10.0 million as of June 30, 2012.

(2)	As of June 30, 2012, the aggregate depreciation below high-water marks previously established for individual investors in the fund totaled approximately $21 million.

GLOSSARY

Accrued Incentives (Fund Level) represents the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the amount generated by the funds during the period. We refer to the amount of incentive income recognized as revenue by us as segment incentive income. We recognize incentive income when it becomes fixed or determinable, all related contingencies have been removed and collection is reasonably assured. Amounts recognized by us as incentive income no longer are included in accrued incentives (fund level), the term we use for remaining fund-level accruals.

Adjusted net income (“ANI”) is a measure of profitability for our investment management segment. The components of revenues and expenses used in the determination of ANI do not give effect to the consolidation of the funds that we manage. In addition, ANI excludes the effect of: (a) non-cash equity compensation charges, (b) income taxes, (c) expenses that OCG or its Intermediate Holding Companies bear directly and (d) the adjustment for the OCGH non-controlling interest. ANI is calculated at the Operating Group level. We expect that ANI will include non-cash equity compensation charges related to unit grants made after our initial public offering.

Adjusted net income–OCG, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of ANI attributable to their ownership. Adjusted net income-OCG represents ANI including the effect of (a) the OCGH non-controlling interest, (b) expenses, such as income tax expense, that OCG or its Intermediate Holding Companies bear directly and (c) any Operating Group income taxes attributable to OCG. Two of our Intermediate Holding Companies incur federal and state income taxes for their shares of Operating Group income. Generally speaking, those two corporate entities hold an interest in the Operating Group’s management fee-generating assets and a small portion of its incentive- and investment income-generating assets. As a result, historically our fee-related earnings generally have been subject to corporate-level taxation, and our incentive income and investment income generally have not been subject to corporate-level taxation. Thus, the blended effective income tax rate has generally tended to be higher to the extent that fee-related earnings represented a larger proportion of our ANI. Myriad other factors affect income tax expense and the effective income tax rate, and there can be no assurance that this historical relationship will continue going forward.

Assets under management (“AUM”) generally refers to the assets we manage and equals the NAV of our funds plus the undrawn capital that we are entitled to call from investors in those funds pursuant to their capital commitments and fund-level leverage that generates management fees.

Consolidated funds refers to those funds that Oaktree consolidates through a majority voting interest or otherwise, including those funds in which Oaktree as the general partner is presumed to have control.

Distributable earnings is a supplemental non-GAAP performance measure derived from our segment results that we use to measure our earnings at the Operating Group level without the effects of the consolidated funds for the purpose of, among other things, assisting in the determination of equity distributions from the Operating Group. However, the declaration, payment and determination of the amount of equity distributions, if any, is at the sole discretion of our board of directors, which may change our distribution policy at any time.

Distributable earnings differs from ANI in that it is net of Operating Group income taxes, excludes segment investment income (loss), and includes the receipt of investment income or loss from fund distributions. In contrast to the GAAP measure of net income or loss attributable to OCG, Distributable earnings also exclude the effect of: (a) non-cash equity compensation charges, (b) income taxes and expenses that OCG or its Intermediate Holding Companies bear directly, and (c) the adjustment for the OCGH non-controlling interest. Distributable earnings may reflect deductions related to unit grants made after our initial public offering.

Distributable earnings–OCG, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of distributable earnings attributable to their ownership. Distributable earnings-OCG represents distributable earnings including the effect of (a) the OCGH non-controlling interest, (b) expenses, such as current income tax expense, that OCG or its Intermediate Holding Companies bear directly and (c) amounts payable under a tax receivable agreement. The income tax expense included in distributable earnings-OCG represents the implied current provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.

Economic net income (“ENI”) is a non-GAAP measure that we use to evaluate the financial performance of our segment by applying the “method 2”, instead of the “method 1”, approach to accounting for incentive income. ANI follows method 1, for which incentive income is recognized by us when it becomes fixed or determinable, all related contingencies have been removed and collection is reasonably assured. The method 2 approach followed by ENI recognizes incentive income as if the funds were liquidated at their reported values as of the date of the financial statements. ENI is computed by adjusting ANI for the change in accrued incentives (fund level), net of associated incentive income compensation expense, during the period.

Economic net income–OCG, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of ENI attributable to their ownership. Economic net income-OCG represents ENI, including the effect of (a) the OCGH non-controlling interest, (b) expenses, such as income tax expense, that OCG or its Intermediate Holding Companies bear directly and (c) any Operating Group income taxes attributable to OCG. The income tax expense included in economic net income-OCG represents the implied provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.

Fee-related earnings (“FRE”) is a non-GAAP profit measure that we use to monitor the baseline earnings of our business. FRE is comprised of segment management fees less segment operating expenses other than incentive income compensation expense. This calculation is considered baseline because it applies all bonus and other general expenses to management fees, even though a significant portion of those expenses is attributable to incentive and investment income. FRE is presented before income taxes. We expect that FRE will include non-cash equity compensation charges related to unit grants made after our initial public offering.

Fee-related earnings–OCG is a non-GAAP measure calculated to provide Class A unitholders with a measure that shows the portion of FRE attributable to their ownership. Fee-related earnings-OCG represents FRE, including the effect of (a) the OCGH non-controlling interest, (b) expenses, such as income tax expense, that OCG or its Intermediate Holding Companies bear directly and (c) any Operating Group income taxes attributable to OCG. Fee-related earnings – OCG income taxes is calculated excluding any segment incentive income or investment income (loss).

Incentive-creating assets under management (“incentive-creating AUM”) represents the AUM that may eventually produce incentive income. It equals the NAV of our closed-end and evergreen funds, excluding investments made by us and our employees (which are not subject to an incentive allocation). All funds for which we are entitled to receive an incentive allocation are included in incentive-creating AUM, regardless of whether or not they are currently generating incentives. Incentive-creating AUM does not include undrawn capital commitments because they are not part of the NAV.

Intermediate Holding Companies collectively refers to the subsidiaries wholly owned by us.

Management fee-generating assets under management (“management fee-generating AUM”) reflects the AUM on which we earn management fees. Our closed-end funds typically pay management fees based on committed capital during the investment period, without regard to changes in NAV or the pace of capital drawdowns, and during the liquidation period on the lesser of (a) total funded capital and (b) the cost basis of assets remaining in the fund. The annual management fee rate remains unchanged from the investment period through the liquidation period. Our open-end and evergreen funds pay management fees based on their NAV. As compared with AUM, management fee-generating AUM generally excludes the following:

•	Differences between AUM and either committed capital or cost basis for closed-end funds, other than for closed-end funds that pay management fees based on NAV and leverage, as applicable;

•	Undrawn capital commitments to funds for which management fees are based on NAV or drawn capital;

•	Capital commitments to closed-end funds that have not yet commenced their investment periods;

•	The investments we make as general partner;

•	Closed-end funds that are beyond the term during which they pay management fees; and

•	AUM in three restructured and liquidating evergreen funds for which management fees were waived commencing in 2009.

Net asset value (“NAV”) refers to the value of all the assets of a fund (including cash and accrued interest and dividends) less all liabilities of the fund (including accrued expenses and any reserves established by us, in our discretion, for contingent liabilities), without reduction for accrued incentives (fund level) because they are reflected in the partners’ capital of the fund.

Oaktree Operating Group (“Operating Group”) refers collectively to the entities that control the general partners and investment advisors of our funds in which we have a minority economic interest and indirect control.

Relevant Benchmark refers, with respect to:

•	our U.S. high yield bond strategy, to the Citigroup U.S. High Yield Cash-Pay Capped Index;

•	our European high yield bond strategy, to the BofA Merrill Lynch Global Non-Financial High Yield European Issuers excluding Russia 3% Constrained Index (USD Hedged);

•	our U.S. senior loan strategy (with the exception of the closed-end funds), to the Credit Suisse Leveraged Loan Index;

•	our European senior loan strategy, to the Credit Suisse Western European Leveraged Loan Index (EUR Hedged);

•

our U.S. convertible securities strategy, to an Oaktree custom convertible index that represents the Credit Suisse Convertible Securities Index from inception through December 31, 1999, the Goldman Sachs/Bloomberg Convertible 100 Index from January 1, 2000 through June 30, 2004 and the BofA Merrill Lynch All U.S. Convertibles Index thereafter;

•	our non-U.S. convertible securities strategy, to the JACI Global ex-U.S. (Local) Index; and

•	our high income convertible securities strategy, to the Citigroup U.S. High Yield Market Index.

Sharpe Ratio refers to a metric used to calculate risk-adjusted return. The Sharpe Ratio is the ratio of excess return to volatility, with excess return defined as the return above that of a riskless asset (based on the three-month U.S. Treasury bill, or for our European senior loan strategy, the Euro Overnight Index Average) divided by the standard deviation of such return. A higher Sharpe Ratio indicates a return that is higher than would be expected for the level of risk compared to the risk-free rate.

EXHIBIT A

Use of Non-GAAP financial information

Oaktree discloses certain financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States (“non-GAAP”) in this earnings release. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented below. Management makes operating decisions and assesses the performance of Oaktree’s business based on these non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

Reconciliation of Segment Results to GAAP Net Income (Loss) (Unaudited)

The following table reconciles fee-related earnings and adjusted net income to net income (loss) attributable to Oaktree Capital Group, LLC.

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands)
Fee-related earnings (1)	$82,213	$69,125	$162,490	$155,822
Incentive income	129,018	107,320	191,687	238,209
Incentive income compensation expense	(60,965)	(41,229)	(88,722)	(94,995)
Investment income	23,241	13,546	87,581	66,563
Interest expense, net of interest income	(8,063)	(8,584)	(16,227)	(17,304)
Other income (expense)	66	844	2,333	81

Adjusted net income	165,510	141,022	339,142	348,376
Compensation expense for vesting of OCGH units (2)	(7,795)	(235,393)	(19,984)	(472,550)
Income taxes (3)	(13,925)	(7,582)	(21,692)	(14,592)
Non-Operating Group other income (4)	6,260	—	6,260	—
Non-Operating Group expenses (5)	(100)	(257)	(278)	(441)
OCGH non-controlling interest (6)	(125,231)	81,851	(260,121)	108,721

Net income (loss) attributable to Oaktree Capital Group, LLC	$24,719	$(20,359)	$43,327	$(30,486)

(1)	Fee-related earnings is a component of adjusted net income and is comprised of segment management fees less segment operating expenses other than incentive income compensation expense.

(2)	This adjustment adds back the effect of compensation expenses for vesting of OCGH units issued prior to the date of our initial public offering, which is excluded from adjusted net income and fee-related earnings because it is a non-cash charge that does not affect our financial position. We expect that adjusted net income and fee-related earnings will include non-cash equity compensation charges related to unit grants made after our initial public offering as they have a dilutive effect.

(3)	Because adjusted net income and fee-related earnings are pre-tax measures, this adjustment adds back the effect of income tax expense which are not included in the calculation of adjusted net income and fee-related earnings.

(4)	Because adjusted net income and fee-related earnings are calculated at the Operating Group level, this adjustment adds back the effect of other income of OCG or its Intermediate Holding Companies.

(5)	Because adjusted net income and fee-related earnings are calculated at the Operating Group level, this adjustment adds back the effect of expenses that OCG or its Intermediate Holding Companies bear directly.

(6)	Because adjusted net income and fee-related earnings are calculated at the Operating Group level, this adjustment adds back the effect of the net income or loss attributable to OCGH non-controlling interest.

The following table reconciles fee-related earnings-OCG and adjusted net income-OCG to net income (loss) attributable to Oaktree Capital Group, LLC.

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands)
Fee-related earnings-OCG (1)	$12,120	$6,705	$21,388	$15,772
Incentive income attributable to OCG	25,315	16,386	34,766	36,314
Incentive income compensation expense attributable to OCG	(11,962)	(6,295)	(16,148)	(14,481)
Investment income attributable to OCG	4,561	2,068	14,264	10,140
Interest expense, net of interest income attributable to OCG	(1,584)	(1,310)	(2,815)	(2,638)
Other income (expense) attributable to OCG	9	129	352	13
Non-fee-related earnings income taxes attributable to OCG (2)	(2,212)	(2,101)	(5,113)	(3,557)

Adjusted net income-OCG (1)	26,247	15,582	46,694	41,563
Compensation expense for vesting of OCGH units attributable to OCG (3)	(1,528)	(35,941)	(3,367)	(72,049)

Net income (loss) attributable to Oaktree Capital Group, LLC	$24,719	$(20,359)	$43,327	$(30,486)

(1)	Fee-related earnings-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and fee-related earnings attributable to Class A unitholders. These measures are net of income taxes and expenses that OCG or its Intermediate Holding Companies bear directly.

(2)	This adjustment adds back income taxes associated with segment incentive income, incentive income compensation expense or investment income (loss), which are not included in the calculation of fee-related earnings-OCG.

(3)	This adjustment adds back the effect of compensation expense for vesting of OCGH units attributable to OCG, which is excluded from adjusted net income-OCG and fee-related earnings-OCG because it is a non-cash charge that does not affect our financial position. We expect that adjusted net income-OCG and fee-related earnings-OCG will include non-cash equity compensation charges related to unit grants made after our initial public offering as they have a dilutive effect.

The following table reconciles distributable earnings and adjusted net income to net income (loss) attributable to Oaktree Capital Group, LLC.

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands)
Distributable earnings	$176,355	$170,280	$313,684	$329,727
Investment income (1)	23,241	13,546	87,581	66,563
Receipts of investment income (loss) (2)	(36,001)	(45,032)	(66,636)	(52,036)
Operating Group income taxes	1,915	2,228	4,513	4,122

Adjusted net income	165,510	141,022	339,142	348,376
Compensation expense for vesting of OCGH units (3)	(7,795)	(235,393)	(19,984)	(472,550)
Income taxes (4)	(13,925)	(7,582)	(21,692)	(14,592)
Non-Operating Group other income (5)	6,260	—	6,260	—
Non-Operating Group expenses (6)	(100)	(257)	(278)	(441)
OCGH non-controlling interest (7)	(125,231)	81,851	(260,121)	108,721

Net income (loss) attributable to Oaktree Capital Group, LLC	$24,719	$(20,359)	$43,327	$(30,486)

(1)	This adjustment eliminates our segment investment income, which under the equity method of accounting is initially largely non-cash in nature and is thus not available to fund our operations or make equity distributions.

(2)	This adjustment characterizes a portion of the distributions received from Oaktree and non-Oaktree funds as receipts of investment income or loss. In general, the income or loss component of a distribution from a fund is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance in the fund. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends.

(3)	This adjustment adds back the effect of compensation expenses for vesting of OCGH units issued prior to the date of our initial public offering, which is excluded from adjusted net income and distributable earnings because it is a non-cash charge that does not affect our financial position. We expect that adjusted net income and distributable earnings will include non-cash equity compensation charges related to unit grants made after our initial public offering as they have a dilutive effect.

(4)	Because adjusted net income and distributable earnings are pre-tax measures, this adjustment adds back the effect of income tax expense which are not included in the calculation of adjusted net income and distributable earnings.

(5)	Because adjusted net income and distributable earnings are calculated at the Operating Group level, this adjustment adds back the effect of other income of OCG or its Intermediate Holding Companies.

(6)	Because adjusted net income and distributable earnings are calculated at the Operating Group level, this adjustment adds back the effect of expenses that OCG or its Intermediate Holding Companies bear directly.

(7)	Because adjusted net income and distributable earnings are calculated at the Operating Group level, this adjustment adds back the effect of the net income or loss attributable to OCGH non-controlling interest.

The following table reconciles distributable earnings-OCG and adjusted net income-OCG to net income (loss) attributable to Oaktree Capital Group, LLC.

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands)
Distributable earnings-OCG (1)	$30,073	$20,644	$45,300	$38,853
Investment income attributable to OCG	4,561	2,068	14,264	10,140
Receipts of investment income (loss) attributable to OCG	(7,064)	(6,874)	(11,684)	(7,942)
Distributable earnings-OCG income taxes	2,818	4,273	6,179	9,332
Tax receivable agreements	1,609	825	3,554	1,650
Non-Operating Group other income	6,260	—	6,260	—
Income taxes of Intermediate Holding Companies	(12,010)	(5,354)	(17,179)	(10,470)

Adjusted net income-OCG (1)	26,247	15,582	46,694	41,563
Compensation expense for vesting of OCGH units attributable to OCG	(1,528)	(35,941)	(3,367)	(72,049)

Net income (loss) attributable to Oaktree Capital Group, LLC	$24,719	$(20,359)	$43,327	$(30,486)

(1)	Distributable earnings-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and distributable earnings attributable to Class A unitholders. These measures are net of income taxes and expenses that OCG or its Intermediate Holding Companies bear directly. A reconciliation of distributable earnings to distributable earnings-OCG follows below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands, except per unit data)
Distributable earnings	$176,355	$170,280	$313,684	$329,727
Distributable earnings attributable to OCGH non-controlling interest	(141,755)	(144,281)	(258,373)	(279,451)
Non-Operating Group expenses	(100)	(257)	(278)	(441)
Distributable earnings-OCG income taxes	(2,818)	(4,273)	(6,179)	(9,332)
Tax receivable agreements	(1,609)	(825)	(3,554)	(1,650)

Distributable earnings-OCG	$30,073	$20,644	$45,300	$38,853

Distributable earnings-OCG per Class A unit	$1.02	$0.91	$1.73	$1.71

The following table reconciles economic net income and adjusted net income to net income (loss) attributable to Oaktree Capital Group, LLC.

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands)
Economic net income (1)	$103,637	$97,983	$382,028	$495,562
Change in accrued incentives (fund level), net of associated incentive income compensation expense (2)	61,873	43,039	(42,886)	(147,186)

Adjusted net income	165,510	141,022	339,142	348,376
Compensation expense for vesting of OCGH units (3)	(7,795)	(235,393)	(19,984)	(472,550)
Income taxes (4)	(13,925)	(7,582)	(21,692)	(14,592)
Non-Operating Group other income (5)	6,260	—	6,260	—
Non-Operating Group expenses (6)	(100)	(257)	(278)	(441)
OCGH non-controlling interest (7)	(125,231)	81,851	(260,121)	108,721

Net income (loss) attributable to Oaktree Capital Group, LLC	$24,719	$(20,359)	$43,327	$(30,486)

(1)	Please see Glossary for the definition of economic net income.

(2)	The change in accrued incentives (fund level), net of associated incentive income compensation expense, represents the difference between (a) our recognition of net incentive income when it becomes fixed or determinable, all related contingencies have been removed and collection is reasonably assured, and (b) the incentive income generated by the funds during the period that would be due to us if the funds were liquidated at their reported values as of that date, net of associated incentive income compensation expense.

(3)	This adjustment adds back the effect of compensation expenses for vesting of OCGH units issued prior to the date of our initial public offering, which is excluded from adjusted net income and economic net income it is a non-cash charge that does not affect our financial position. We expect that adjusted net income and economic net income will include non-cash equity compensation charges related to unit grants made after our initial public offering as they have a dilutive effect.

(4)	Because adjusted net income and economic net income are pre-tax measures, this adjustment adds back the effect of income tax expense which are not included in the calculation of adjusted net income and economic net income.

(5)	Because adjusted net income and economic net income are calculated at the Operating Group level, this adjustment adds back the effect of other income of OCG or its Intermediate Holding Companies.

(6)	Because adjusted net income and economic net income are calculated at the Operating Group level, this adjustment adds back the effect of expenses that OCG or its Intermediate Holding Companies bear directly.

(7)	Because adjusted net income and economic net income are calculated at the Operating Group level, this adjustment adds back the effect of the net income or loss attributable to OCGH non-controlling interest.

The following table reconciles economic net income-OCG and adjusted net income-OCG to net income (loss) attributable to Oaktree Capital Group, LLC.

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands)
Economic net income-OCG (1)	$17,824	$9,705	$50,706	$62,667
Change in accrued incentives (fund level), net of associated incentive income compensation expense attributable to OCG	12,140	6,571	(3,659)	(22,392)
Economic net income-OCG income taxes	8,669	5,000	17,594	12,386
Income taxes-OCG	(12,386)	(5,694)	(17,947)	(11,098)

Adjusted net income-OCG (1)	26,247	15,582	46,694	41,563
Compensation expense for vesting of OCGH units attributable to OCG	(1,528)	(35,941)	(3,367)	(72,049)

Net income (loss) attributable to Oaktree Capital Group, LLC	$24,719	$(20,359)	$43,327	$(30,486)

(1)	Economic net income-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and economic net income attributable to Class A unitholders. These measures are net of income taxes and expenses that OCG or its Intermediate Holding Companies bear directly. A reconciliation of economic net income to economic net income-OCG follows below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands, except per unit data)
Economic net income	$103,637	$97,983	$382,028	$495,562
Economic net income attributable to OCGH non-controlling interest	(83,304)	(83,021)	(319,710)	(420,068)
Non-Operating Group expenses	(100)	(257)	(278)	(441)
Non-Operating Group other income	6,260	—	6,260	—
Economic net income-OCG income taxes	(8,669)	(5,000)	(17,594)	(12,386)

Economic net income-OCG	$17,824	$9,705	$50,706	$62,667

Economic net income-OCG per Class A unit	$0.60	$0.43	$1.94	$2.76

The following tables reconcile segment information to consolidated financial data:

	As of or for the Three Months Ended June 30, 2012
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$188,843	$(159,636)	$29,207
Incentive income (1)	129,018	(129,018)	—
Investment income (1)	23,241	(19,536)	3,705
Total expenses (2)	(167,595)	(39,413)	(207,008)
Interest expense, net (3)	(8,063)	(3,797)	(11,860)
Other income, net (4)	66	6,260	6,326
Other income of consolidated funds (5)	—	1,017,178	1,017,178
Income taxes	—	(13,925)	(13,925)
Net income attributable to non-controlling redeemable interests in consolidated funds	—	(673,673)	(673,673)
Net income attributable to OCGH non-controlling interest in consolidated subsidiaries	—	(125,231)	(125,231)

Adjusted net income/net income (loss) attributable to Oaktree Capital Group, LLC	$165,510	$(140,791)	$24,719

Investments in limited partnerships, at equity (6)	$1,195,084	$(1,069,050)	$126,034

Total assets (7)	$2,194,709	$42,576,060	$44,770,769

(1)	The adjustment represents the elimination of amounts attributable to the consolidated funds.

(2)	The expense adjustments consist of: (i) compensation expense for vesting of OCGH units of $7,795 (ii) consolidated fund expenses of $31,518 and (iii) expenses incurred by the Intermediate Holding Companies of $100.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)	The other income, net adjustment represents other income or expenses of OCG or its Intermediate Holding Companies. This amount is attributable to a reduction in the amount of the deferred tax asset associated with our tax receivable agreement, which reduced the tax receivable agreement liability payable to OCGH Unitholders.

(5)	The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(6)	The adjustment to investments in limited partnerships is to remove from segment assets the consolidated funds that are treated as equity method investments for segment reporting purposes.

(7)	The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily investments in limited partnerships and incentive income receivable.

	As of or for the Three Months Ended June 30, 2011
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$179,412	$(147,997)	$31,415
Incentive income (1)	107,320	(100,842)	6,478
Investment income (1)	13,546	(9,203)	4,343
Total expenses (2)	(151,516)	(269,868)	(421,384)
Interest expense, net (3)	(8,584)	(5,000)	(13,584)
Other income, net	844	—	844
Other income of consolidated funds (4)	—	577,178	577,178
Income taxes	—	(7,582)	(7,582)
Net income attributable to non-controlling redeemable interests in consolidated funds	—	(279,918)	(279,918)
Net income attributable to OCGH non-controlling interest in consolidated subsidiaries	—	81,851	81,851

Adjusted net income/net income (loss) attributable to Oaktree Capital Group, LLC	$141,022	$(161,381)	$(20,359)

Investments in limited partnerships, at equity (5)	$1,123,888	$(1,040,931)	$82,957

Total assets (6)	$2,113,527	$43,240,662	$45,354,189

(1)	The adjustment represents the elimination of amounts attributable to the consolidated funds.

(2)	The expense adjustments consist of: (i) compensation expense for vesting of OCGH units of $235,393 (ii) consolidated fund expenses of $34,218 and (iii) expenses incurred by the Intermediate Holding Companies of $257.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)	The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(5)	The adjustment to investments in limited partnerships is to remove from segment assets the consolidated funds that are treated as equity method investments for segment reporting purposes.

(6)	The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily investments in limited partnerships and incentive income receivable.

	As of or for the Six Months Ended June 30, 2012
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$380,105	$(318,878)	$61,227
Incentive income (1)	191,687	(186,639)	5,048
Investment income (1)	87,581	(78,196)	9,385
Total expenses (2)	(306,337)	(68,238)	(374,575)
Interest expense, net (3)	(16,227)	(6,623)	(22,850)
Other income, net (4)	2,333	6,260	8,593
Other income of consolidated funds (5)	—	3,436,757	3,436,757
Income taxes	—	(21,692)	(21,692)
Net income attributable to non-controlling redeemable interests in consolidated funds	—	(2,798,445)	(2,798,445)
Net income attributable to OCGH non-controlling interest in consolidated subsidiaries	—	(260,121)	(260,121)

Adjusted net income/net income (loss) attributable to Oaktree Capital Group, LLC	$339,142	$(295,815)	$43,327

Investments in limited partnerships, at equity (6)	$1,195,084	$(1,069,050)	$126,034

Total assets (7)	$2,194,709	$42,576,060	$44,770,769

(1)	The adjustment represents the elimination of amounts attributable to the consolidated funds.

(2)	The expense adjustments consist of: (i) compensation expense for vesting of OCGH units of $19,984 (ii) consolidated fund expenses of $47,976 and (iii) expenses incurred by the Intermediate Holding Companies of $278.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)	The other income, net adjustment represents other income or expenses of OCG or its Intermediate Holding Companies. This amount is attributable to a reduction in the amount of the deferred tax asset associated with our tax receivable agreement, which reduced the tax receivable agreement liability payable to OCGH Unitholders.

(5)	The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(6)	The adjustment to investments in limited partnerships is to remove from segment assets the consolidated funds that are treated as equity method investments for segment reporting purposes.

(7)	The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily investments in limited partnerships and incentive income receivable.

	As of or for the Six Months Ended June 30, 2011
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$364,671	$(294,618)	$70,053
Incentive income (1)	238,209	(225,920)	12,289
Investment income (1)	66,563	(59,525)	7,038
Total expenses (2)	(303,844)	(528,187)	(832,031)
Interest expense, net (3)	(17,304)	(9,171)	(26,475)
Other income, net	81	—	81
Other income of consolidated funds (4)	—	2,750,749	2,750,749
Income taxes	—	(14,592)	(14,592)
Net income attributable to non-controlling redeemable interests in consolidated funds	—	(2,106,319)	(2,106,319)
Net income attributable to OCGH non-controlling interest in consolidated subsidiaries	—	108,721	108,721

Adjusted net income/net income (loss) attributable to Oaktree Capital Group, LLC	$348,376	$(378,862)	$(30,486)

Investments in limited partnerships, at equity (5)	$1,123,888	$(1,040,931)	$82,957

Total assets (6)	$2,113,527	$43,240,662	$45,354,189

(1)	The adjustment represents the elimination of amounts attributable to the consolidated funds.

(2)	The expense adjustments consist of: (i) compensation expense for vesting of OCGH units of $472,550 (ii) consolidated fund expenses of $55,196 and (iii) expenses incurred by the Intermediate Holding Companies of $441.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)	The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(5)	The adjustment to investments in limited partnerships is to remove from segment assets the consolidated funds that are treated as equity method investments for segment reporting purposes.

(6)	The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily investments in limited partnerships and incentive income receivable.